UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 17, 2015 (June 12, 2015)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

909 Lake Carolyn Parkway, Suite 600

Irving, Texas 75039

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On June 12, 2015, Magnum Hunter Resources Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s common stockholders voted on the two proposals set forth below, which are described in detail within the Company’s proxy statement filed with the Securities and Exchange Commission on April 30, 2015.  No other business was properly brought before the Annual Meeting.

Proposal 1 — Election of Directors

The Company’s common stockholders elected Victor G. Carrillo, Gary C. Evans, Stephen C. Hurley, Joe L. McClaugherty and Jeff Swanson to serve as directors of the Company until the 2016 annual meeting of stockholders of the Company or until their respective successors are duly elected and qualified. The voting results for each of these individuals were as follows:

Nominee	For	Withheld	Broker Non-Votes
Victor G. Carrillo	83,115,778	1,996,768	85,766,698
Gary C. Evans	81,799,199	3,313,347	85,766,698
Stephen C. Hurley	79,426,246	5,686,300	85,766,698
Joe L. McClaugherty	79,367,310	5,745,236	85,766,698
Jeff Swanson	79,402,999	5,709,547	85,766,698

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s common stockholders ratified the appointment of BDO USA, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, based upon the following votes:

For	Against	Abstain
167,412,364	2,867,926	598,954

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: June 17, 2015	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer